Cohen Fund Audit Services, Ltd.
800 Westpoint Pkwy., Ste 1100
Westlake, OH 44145-1524
www.cohenfund.com
440.835.8500
440.835.1093 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accounts, we hereby consent to the use of our report incorporated by the reference herein dated November 29, 2011, on the financial statements of the RiverNorth Funds, as of September 30, 2011, and for the periods indicated therein and to the references to our firm in the Prospectuses and Statements of additional Information in this Post-Effective Amendment to RiverNorth Funds’ Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

January 26, 2012